                                                     Rule 424(b)(3)
                                                     Registration No. 333-26517


                        LORAL SPACE & COMMUNICATIONS LTD.

                PROSPECTUS SUPPLEMENT NO. 6 DATED MARCH 16, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

         The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                       Number of Shares      Number of Shares
Selling Holders                                       of Preferred Stock      of Common Stock
---------------                                       ------------------     ----------------

Carrigaholt Capital (Bermuda) L.P..................           13,500              33,750
The Class 1C Company, Ltd..........................           13,500              33,750
